UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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WINDSTREAM HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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Institutional Shareholder Services Recommends Windstream
Stockholders Vote “For” Proposals Related to the Planned REIT Spinoff

Release date: Feb. 4, 2015

LITTLE ROCK, Ark. – Windstream (Nasdaq: WIN), a leading provider of advanced network communications, announced today that Institutional Shareholder Services (ISS) recommends that Windstream stockholders vote “FOR” two proposals related to the planned REIT spinoff, which are being presented for approval at a special meeting of stockholders scheduled for Feb. 20, 2015. In its report, ISS recommends voting “FOR” a 1-for-6 reverse stock split and an amendment to a Windstream subsidiary’s charter to allow conversion of the subsidiary to a limited liability company (LLC).

In response to ISS’s favorable recommendation, Tony Thomas, President and CEO of Windstream, commented:

“We are pleased that ISS recommended voting in favor of these proposals, which we believe will take us one step closer to completing the REIT spinoff. We are confident this transaction will make Windstream a stronger, more competitive company while also positioning the REIT for future growth. A vote in favor of the reverse stock split and LLC conversion at our subsidiary will ensure that the transaction remains tax-free, yields attractive dividends and positions both companies for greater value creation. We urge stockholders to follow ISS’s recommendation by voting ‘FOR’ the two proposals.”

Windstream announced on July 29 plans to spin off certain telecommunications network assets into an independent publicly traded REIT in order to accelerate network investments, significantly reduce debt and maximize shareholder value. Upon closing of the spinoff, stockholders will receive 0.2 shares of the REIT for every Windstream share currently held, with the reverse stock split to occur thereafter. The newly formed REIT will lease use of the assets to Windstream through a long-term triple-net exclusive lease. Windstream will operate and maintain the assets to deliver advanced communications and technology services to consumers and businesses. The REIT will focus on expanding and diversifying its assets and tenants through future acquisitions.

Windstream will hold a special meeting of stockholders on Feb. 20, 2015, in conjunction with the REIT spinoff to approve the reverse stock split and the amendment to the certificate of incorporation of Windstream Corporation, a subsidiary of Windstream Holdings, to facilitate the conversion of Windstream Corporation into a LLC.

Windstream’s board of directors is unanimously recommending stockholders vote “FOR” these two proposals, and stockholders are encouraged to vote in advance of the special meeting by following the instructions set forth in the definitive proxy statement. Windstream stockholders seeking copies of the definitive proxy statement or with questions about the special meeting may contact the company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-5836.

About Windstream

Windstream, a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications and technology solutions, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the expected benefits of the transaction and the expected financial attributes of the new Windstream. Such statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others: (i) risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and the new REIT to conduct and expand their respective businesses following the proposed spin off, the ability of Windstream to reduce its debt by the currently-anticipated amounts, and the diversion of management’s attention from regular business concerns; (ii) the risk that Windstream’s board of directors could abandon the spinoff or modify or change the terms of the spinoff at any time and for any reason until the spinoff is complete; (iii) Windstream’s ability to obtain stockholder approval of the amendment to Windstream Corporation’s certificate of incorporation discussed above that will facilitate the REIT spinoff without incurring a large tax liability; and (iv) those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended Dec. 31, 2013, and in subsequent filings with the Securities and Exchange Commission (SEC) at www.sec.gov.

In connection with the special meeting, Windstream Holdings has filed with the SEC and mailed to stockholders a definitive proxy statement dated Jan. 9, 2015. Such proxy statement includes information about Windstream’s directors and executive officers and their ownership of Windstream’s common stock who may be deemed to be participants in the solicitation of proxies from Windstream’s stockholders with respect to the proposals for which stockholder approval is being sought in advance of the REIT spinoff. Investors are urged to read the definitive proxy statement (including any amendments and supplements) and any other relevant documents filed with the SEC because they contain important information about Windstream and the proposed transaction. The definitive proxy statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov and Windstream’s website at www.windstream.com. In addition, these documents can also be obtained free of charge from Windstream Holdings upon written request to the Corporate Secretary at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

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Media Contact:	Investor Contact:
David Avery, 501-748-5876	Mary Michaels, 501-748-7578
david.avery@windstream.com	mary.michaels@windstream.com